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                                                                   EXHIBIT 3.B.1

                                FOURTH AMENDMENT
                                     TO THE
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         GULFTERRA ENERGY PARTNERS, L.P.

      This Fourth Amendment (this "AMENDMENT") dated and effective July 23, 2003 (the "AMENDMENT DATE"), to the Second Amended and Restated Agreement of Limited Partnership of GulfTerra Energy Partners, L.P., amended and restated effective as of August 31, 2000 (as in effect on this Amendment Date, including any exhibits thereto, the "PARTNERSHIP AGREEMENT"), is entered into by and among GulfTerra Energy Company, L.L.C., a Delaware limited liability company, as the General Partner, and the Limited Partners.

                                  INTRODUCTION

      A. The Partnership desires to continue in existence until the termination of the Partnership in accordance with the provisions of Article XIV of the Partnership Agreement.

      B. As a result, it is necessary or desirable to amend the Partnership Agreement.

                                    AGREEMENT

      In consideration of the covenants, conditions and agreements contained herein, pursuant to Section 15.1 of the Partnership Agreement, the Partnership Agreement is hereby amended as set forth herein.

1. CAPITALIZED TERMS. Any capitalized term that is not defined in this Amendment shall have the meaning ascribed to that term by the Partnership Agreement.

2.    AMENDMENTS.

      A. Section 1.5 of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

            "1.5 Term. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the termination of the Partnership in accordance with the provisions of Article XIV."

3.    MISCELLANEOUS.

      A. PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Amendment shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice-versa.
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      B.    BINDING EFFECT.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

      C. INTEGRATION. This Amendment constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

      D. COUNTERPARTS. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Amendment immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon executing and delivering a Transfer Application as described in the Partnership Agreement, independently of the signature of any other party.

      E. APPLICABLE LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

      F. INVALIDITY OF PROVISIONS. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Date.

                                    GENERAL PARTNER

                                    GULFTERRA ENERGY COMPANY, L.L.C.


                                    By:   /s/ D. Mark Leland
                                          -------------------------------
                                          D. Mark Leland
                                          Senior Vice President and
                                          Chief Operating Officer

                                    LIMITED PARTNERS

                                    All Limited Partners now and hereafter
                                    admitted as limited partners of the
                                    Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

                                    By:   GULFTERRA ENERGY COMPANY, L.L.C.,
                                    as attorney-in-fact for all Limited
                                    Partners pursuant to Powers of Attorney
                                    granted pursuant to Section 1.4 of the
                                    Partnership Agreement.


                                    By:   /s/ D. Mark Leland
                                          --------------------------------
                                          D. Mark Leland
                                          Senior Vice President and
                                          Chief Operating Officer




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